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                                                                     EXHIBIT 3.5



                                 CONFORMED COPY



              MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES

                               FILING ENDORSEMENT

THIS IS TO CERTIFY THAT THE CERTIFICATE OF AMENDMENT - CORPORATION

                                       for

                              DTE ENTERPRISES, INC.

                               ID NUMBER: 210-88A

received by facsimile transmission on OCTOBER 1, 1999 is hereby endorsed

Filed on OCTOBER 1, 1999 by the Administrator.




The document is effective on the date filed, unless a subsequent effective date within 90 after received date is stated in the document.




                             In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 1st day of October , 1999.

                            Julie Croll /s/, Director
                            Corporation, Securities and Land Development Bureau
STATE
SEAL


Sent by Facsimile Transmission 19087


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C&S 500 (Rev. 10/98)
                                                                  CONFORMED COPY

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              MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
               CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
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
Date Received                                                              (FOR BUREAU USE ONLY)
                                                       This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.
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NAME


ELAINE M. GODFREY
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ADDRESS

2000 2ND AVENUE, ROOM 2421
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CITY                        STATE                     ZIP

DETROIT                     MI                        48226-1279                                    FILED OCT 1, 1999
                                                                                      EFFECTIVE DATE:
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  /\     DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE.   /\
           IF LEFT BLANK DOCUMENT WILL BE MAILED TO THE REGISTERED OFFICE
                                                                                              -----------------------------

                                                                                                         210-88A
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                            ARTICLES OF INCORPORATION
                     FOR USE BY DOMESTIC PROFIT CORPORATIONS
             (Please read information and instructions on last page)

   Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation the following Articles:


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ARTICLE I

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The name of the corporation is:



                              DTE ENTERPRISES, INC.

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ARTICLE II

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The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which a limited liability company may be formed under the Business Corporation Act of Michigan.





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ARTICLE III

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The total authorized shares:

1.  Common shares                              60,000
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    Preferred shares     --------------------------------------------------------------------------------------------------

2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:



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ARTICLE IV
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
1.      The address of the registered office is:

        2000 2ND AVENUE, ROOM 2412 W.C.B.                              DETROIT                        MICHIGAN 48226-127
        Street Address)                                                (City)                            (ZIP Code)

2.      The mailing address of the registered office if different than above:

        Street Address)                                                (City)                            (ZIP Code)
3.

        The name of the resident agent at the registered office is:  SUSAN M. BEALE


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ARTICLE V
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The name(s) and address(s) of the incorporator(s) is (are) as follows:

     Name                                     Resident of Business Address

     ELAINE M. GODFREY                        2000 2ND AVENUE, ROOM 2421, DETROIT MI  48226
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ARTICLE VI
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The duration of the corporation is perpetual.


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ARTICLE VII
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A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. However, this provision does not eliminate or limit the liability of a director for any of the following:

(a)   any breach of the director's duty of loyalty to the corporation or its shareholders;

(b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(c)   a violation of Section 551(1) of the Act;

(d)   a transaction from which the director derived an improper personal benefit; or

(e) an act or omission occurring prior to the date when this article becomes effective.

Any repeal, amendment or other modification of this Article shall not increase the liability or alleged liability of any director of the corporation then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. If the Act is subsequently amended to authorize corporate action further eliminating or limited personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the Act as so amended.
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ARTICLE VII (CONTINUED)
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Any repeal, amendment or other modification of this Article shall not increase the liability or alleged liability of any director of the corporation then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. If the Act is subsequently amended to authorize corporate action further eliminating or limited personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the Act as so amended.

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ARTICLE VIII
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Any action required or permitted by the Act, these Articles or the Bylaws of the corporation to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing..
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Use space below for additional Articles or for continuation of previous
Articles. Please identify any Article being continued or added. Attach additional pages if needed.










I, (We), the incorporator(s) sign my (our) name(s) this day 1ST day of OCTOBER, 1999.

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                      ELAINE M. GODFREY  /s/
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